Please mark
your vote as
indicated in
this example            X
            MICHIGAN EDUCATIONAL EMPLOYEES MUTUAL INSURANCE COMPANY
                                     PROXY
               The member hereby directs this proxy to be voted:

   / /   For    / /   Against   Proposition Number 1 to approve the Plan of Conversion from a Michigan domiciled mutual property and casualty insurance company to a Michigan domiciled stock property and casualty insurance company;
                                and

   / /   For    / /   Against   Proposition Number 2 to approve amended and restated Articles of Incorporation of the Company.

                  THIS PROXY WILL BE VOTED AS DIRECTED. IF NO
                  CONTRARY DIRECTION IS
                  INDICATED, THIS PROXY WILL BE VOTED FOR THE
                  ABOVE PROPOSITIONS.

                                                                                                                  DATE
                                                                                                                SIGNATURE
                                                                                                                SIGNATURE
                                                                                                       NOTE: Only one signature is
                                                                                                     required in the case of a joint
                                                                                                                 policy.
                                                                                                     PLEASE COMPLETE, DATE, SIGN AND
                                                                                                             MAIL THIS PROXY
                                                                                                        PROMPTLY IN THE ENCLOSED
                                                                                                                ENVELOPE.
                                                                                                      PLEASE SIGN YOUR NAME EXACTLY
                                                                                                                  AS IT
                                                                                                       APPEARS ON THIS PROXY CARD.

                                          MEEMIC HOLDINGS, INC. STOCK ORDER FORM

GENERAL This form is to be completed and returned to MEEMIC, in the envelope provided for "Stock Reply", by all eligible policyholders electing to subscribe for shares of common stock of MEEMIC Holdings, Inc. This offering will expire at
     p.m. Eastern Daylight Time, on             . In order to subscribe for
shares, this completed stock order form and payment in full must be received by MEEMIC by such time and such date.

BEFORE COMPLETING THIS STOCK ORDER FORM, YOU ARE URGED TO READ CAREFULLY THE PROSPECTUS MAILED TO YOU WITH THIS FORM. IF YOU DO NOT COMPLETE AND SIGN THIS STOCK ORDER FORM PROPERLY, YOUR ORDER MAY BE REJECTED.

(1) NUMBER OF SHARES

Number of Shares            Price per Share       Total Amount Due                         FOR OFFICE USE ONLY
                            x    $10.00    =   $
(100 SHARE MINIMUM)                                                     Date Received      Batch #        Order #
(2) METHOD OF PAYMENT*

/ / ENCLOSED IS A CHECK OR MONEY ORDER PAYABLE TO ChaseMellon Shareholder
    Services for $____________________

--------------------------------------------------------------------------------

(3) STOCK REGISTRATION (PLEASE PRINT CLEARLY -- THE REGISTRATION INFORMATION YOU LIST BELOW WILL BE UTILIZED FOR SUBSEQUENT MAILINGS, INCLUDING THE REGISTRATION OF STOCK CERTIFICATES. PLEASE MAKE SURE THE INFORMATION IS COMPLETE AND LEGIBLE.)

(FIRST NAME, MIDDLE INITIAL, LAST NAME)                                        SOCIAL SECURITY NO./TAX ID# (CERTIFICATE WILL SHOW
                                                                               THIS NUMBER)
(FIRST NAME, MIDDLE INITIAL, LAST NAME)                                        SOCIAL SECURITY NO./TAX ID#
(STREET ADDRESS)                                                               (DAYTIME PHONE NUMBER)
(CITY, STATE, ZIP CODE)                                                        (EVENING PHONE NUMBER)

(4) FORM OF STOCK OWNERSHIP (CHECK ONE -- SEE REVERSE SIDE OF THIS FORM FOR OWNERSHIP DEFINITIONS)

/ /            / / Joint         / / Tenants in Common   / /           / / Uniform Transfers to
Individual     Tenants                                   Fiduciary     Minors

(5) NASD AFFILIATION (CHECK AND INITIAL ONLY IF APPLICABLE.)

 / / Check here and initial below if you are a member of the National Association of Securities Dealers "NASD" or a person associated with an NASD member or a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or if you have an account in which an NASD member, or person associated with an NASD member, has a beneficial interest. By initializing below, you agree (i) not to sell, transfer or hypothecate the stock for a period of 90 days following issuance; and (ii) to report this subscription in writing to the applicable NASD member with whom you are associated within one day of payment for the stock.

 _____________ (Please initial)

(6) ACKNOWLEDGMENT AND SIGNATURE (VERY IMPORTANT)

 I(we) acknowledge receipt of the Prospectus dated               , and that
 I(we) have been advised to read the Prospectus (including the section entitled "Risk Factors"). I(we) understand that, after receipt by ChaseMellon Shareholder Services, this order may not be modified or withdrawn without the consent of MEEMIC Holdings, Inc. I(we) hereby certify that the shares which are being subscribed for are for my(our) account only, and that I(we) have no present agreement or understanding regarding any subsequent sale or transfer of such shares and I(we) confirm that my(our) order does not conflict with the purchase limitation and ownership limitation provisions in the plan of conversion.

     Under penalties of perjury, I(we) certify that (1) the social security #(s) or tax ID#(s) given above is(are) correct; and (2) I(we) am(are) not subject to backup withholding tax. (You must cross out #2 above if you have been notified by the Internal Revenue Service that you are subject to backup withholding because of underreporting interest or dividends on your tax return).

 Please sign and date this form. ONLY ONE SIGNATURE IS REQUIRED.

           If signing as a custodian, please include your full title.


--------------------------------------------------------------------                              QUESTIONS? Please call
Signature          Title (if applicable)          Date                                            1-877-MEEMIC1
                                                                                                  from 7:30 am to 5:00 pm,
--------------------------------------------------------------------                              Monday-Friday
Signature          Title (if applicable)          Date                                            SUBSCRIPTION INFORMATION CENTER:
                                                                                                  MEEMIC
                                                                                                  P.O Box 3307
                                                                                                  So. Hackensack, N.J 07606
                THIS ORDER IS NOT VALID UNLESS SIGNED -- WE RECOMMEND RETAINING A COPY OF THIS FORM FOR YOUR RECORDS

                                   REVOCABLE PROXY

         The undersigned member of Michigan Educational Employees Mutual Insurance Company hereby appoints Victor T. Adamo, R. Kevin Clinton, and Annette E. Flood, or any one of them, with full power of substitution, to act as proxies for and to vote the policy of the undersigned at a Special Meeting of the Members of the Company to be held at
                                on      ,1999 at          , local time or any
     adjournment thereof, for the purpose listed on this proxy and described more fully in the Notice of Special Meeting of Members and Proxy Statement,
     each dated               , 1999.
     -------

                             STOCK ORDER FORM INSTRUCTIONS

(1) NUMBER OF SHARES -- Indicate the number of shares of MEEMIC Holdings, Inc. common stock that you wish to purchase and indicate the amount due. The minimum purchase is 100 shares or $1,000 per policy. No person, together with associates or persons acting in concert with such person, may purchase more than 10,744 shares of stock per policy in the Offering.

Please see the portion of the Prospectus entitled "Plan of Distribution--Rules for Oversubscription" for an explanation of how shares will be allocated in the event the offering is oversubscribed.

(2) METHOD OF PAYMENT -- Payment for shares may be made by check or money order payable to ChaseMellon Shareholder Services. Funds received in this form of payment will be cashed immediately and deposited into a separate account established for the purposes of this offering.

(3) STOCK REGISTRATION -- Please CLEARLY PRINT the name(s) and address in which you want the stock certificate registered and mailed.

NOTE: ONE STOCK CERTIFICATE WILL BE GENERATED PER ORDER FORM. A STOCK CERTIFICATE WILL NOT BE ISSUED FOR LESS THAN 100 SHARES.

Enter the social security number or tax ID number of the registered owner(s). The first number listed will be identified with the stock certificate for tax purposes. Be sure to include at least one phone number, in the event you must be contacted regarding this stock order form.

(4) FORM OF STOCK OWNERSHIP -- Please check the one type of ownership applicable to your registration. An explanation of each follows:

                        GUIDELINES FOR REGISTERING STOCK

    For reasons of clarity and standardization, the stock transfer industry has developed uniform stockholder registrations which we will utilize in the issuance of your MEEMIC Holdings, Inc. stock certificate(s). If you have any questions, please contact your legal advisor.

    Stock ownership must be registered in one of the following manners:

---------------------------------------
INDIVIDUAL:               Avoid the use of two initials. Include the first given name, middle initial and last name of the stockholder. Omit words of limitation that do not affect ownership rights such as "special account,"
                          "single man," "personal property," etc. If the stock is held individually upon the individual's death, the stock will be owned by the individual's estate and distributed as indicated by the individual's will or otherwise in accordance with law.
---------------------------------------
JOINT:                    Joint ownership of stock by two or more persons shall be inscribed on the certificate with one of the following types of joint ownership. Names should be joined by "and"; do not connect with "or." Omit titles such as "Mrs.," "Dr.," etc.
                          JOINT TENANTS -- Joint Tenancy with Right of Survivorship and not as Tenants in Common may be specified to identify two or more owners where ownership is intended to pass automatically to the surviving tenant(s).
                          TENANTS IN COMMON -- Tenants in Common may be specified to identify two or more owners. When stock is held as tenancy in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held in this form of ownership.
---------------------------------------
UNIFORM                   Stock may be held in the name of a custodian for a minor under the Uniform Transfer to Minors laws of the
TRANSFER TO               individual states. There may be only one custodian and one minor designated on a stock certificate. The
MINORS:                   standard abbreviation of custodian is "CUST.", while the description "Uniform Transfers to Minors Act" is abbreviated "UNIF TRAN MIN ACT," Standard U.S. Postal Service state abbreviations should be used to described the appropriate state. For example, stock held by John P. Jones under the Uniform Transfers to
                          Minors Act will be abbreviated:
                                  JOHN P. JONES CUST SUSAN A. JONES
                                  UNIFORM TRAN MIN ACT MI
---------------------------------------
FIDUCIARIES:              Stock held in a fiduciary capacity must contain the following:
                          1. The name(s) of the fiduciary(ies):
                                  -- If an individual, list the first given name, middle initial and last name.
                                  -- If a corporation, list the corporate title.
                                  -- If an individual and a corporation, list the corporation's title before the individual.
                          2. The fiduciary capacity: Administrator, Conservator, Committee, Executor, Trustee, Personal
                          Representative, Custodian.
                          3. The type of document governing the fiduciary relationship. Generally, such relationships are either under a form of living trust agreement or pursuant to a court order. Without a document establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.
                          4. The date of the document governing the relationship. The date of the document need not be used in the description of a trust created by a will.
                          5. Either of the following:
                                          The name of the maker, donor or testator OR
                                          The name of the beneficiary
                                          EXAMPLE OF FIDUCIARY OWNERSHIP:
                                              JOHN D. SMITH, TRUSTEE FOR TOM A. SMITH
                                              UNDER AGREEMENT DATED 6/9/74

(5) NASD AFFILIATION -- Check the box and initial, if applicable.

(6) ACKNOWLEDGMENT AND SIGNATURE -- Stock order forms submitted without a signature will not be accepted. Only one signature is required. If signing as a custodian, trustee, corporate officer, etc., please include your title. If exercising a Power of Attorney, you must submit a copy of the POA agreement with this Form.